EXHIBIT 10.2

Legal Person’s Loan Contract of Qilu Bank

Contract No. 2009 J.B.W.E.F.J.Z. No. 010

Borrower (Party A): Shandong Yaoyuan Pharmaceutical Company
Residence: No. 80 Jiangjun Road, Jinan
Legal representative (principal): Song Yanliang
Bank of deposit and account No:
Tel or fax:
Postal code:

Lender (Party B): Jinan City Jingbawei Second Branch of Qilu Bank Co., Ltd.
Residence: No. 176 Dawei Second Road, Jinan City
Legal representative (principal): Liu Wei
Tel or fax: 82905066
Postal code: 250001

Party A applies for the loan from Party B, and Party B agrees to issue the loan. In accordance with provisions of Contract Law of the Peoples Republic of China, Real Right Law of the People's Republic of China and Guarantee Law of The People's Republic of China, Party A and Party B have made the following agreement through amicable negotiation, to make clear the respective rights and obligations.

Article 1: Amount of loan
Party A borrows the loan of 1.5 million Yuan (for the equivalent foreign currency business, it shall be converted by the selling rate of that day) from Party B.
Article 2: Purpose of loan
Party A borrows for business operation.
Article 3: Term of loan
From Dec. 23, 2009 to Dec. 21, 2010
Article 4: Loan interest rate and interest
(1)
The loan interest rate during the contract performance period floats upward 40% based on benchmark interest rate, namely, 7 .434%. During the period from signing the contract to issuing the actual loan, if there is the legal adjustment of interest rate, it will float with the same rate based on the benchmark interest rate after adjustment, and Party B will not notify Party A separately.

(2)
The loan interest will be calculated since transferring the loan to Party A’s account, and the loan shall be adjusted according to the following method if there is the legal interest rate adjustment; and it shall float with the rate in (1) of this Article:

1.	If the loan term is within one year (including one year), it shall execute according to the agreed interest rate of this contract, without calculating interest on multi-stage;
2.	If the loan term is above one year, it shall execute the new rate since the first day of next calendar year since the adjustment day, and it will not notify Party A separately.

(3)
If the state cancels the benchmark interest rate, Party B has right to re-determine the contract interest rate according to the current national interest rate policy and principle of fairness and credibility as well as referring to the industrial rules and interest rate status. Party A shall promptly negotiate with Party B if it has question. If the negotiation is failed, Party B has right to receive loan in advance, and Party A shall promptly pay off the principal& interest of loan.

(4)	Party A agrees to comply with the item 1 below to pay off the principal& interest of loan:
1.	The middle and short term loan within five years (including five years) shall be calculated the interest by day, and settle the interest by month, in the form of matching the principal repayment.
2.	The long term loan above five years shall be calculated the interest by day, and settle the interest by month, in the form of matching the principal repayment.
3.	The formula of the method for matching the repayment of principal and decreasing the repayment of interest is as follows:

Monthly repayment of principal plus interest= loan principal/months of loan term + (loan principal- returned accumulated loan principal) ×monthly rate ×1/30 ×actual days each month

4.	The formula of the method for matching the repayment of principal and interest is as follows:
(1+monthly rate) total months of repayment
(1+monthly rate) total months of repayment — 1
Monthly repayment of principal plus interest= loan principal × monthly rate ×
5.	Other methods of repayment:
Article 5: The actual loan issuing date and payment date under this contract are based on the loan certificate, which is the part of the contract, covering the same legal effect of this contract.
Article 6: Payment method of principal and interest
Party A shall guarantee to remit the payable loan principal and interest in the settlement account opened at Party B’s location before 20 of the payment month, and Party B will directly withhold and receive the amount; the detail is as follows:
Account name: Shandong Yaoyuan Pharmaceutical Company
Account No: 000000709003800002467
Article 7: Other withholding method
If Party A cannot return the loan principal and interest, Party B has right to directly withhold the loan principal, interest and relevant charges from any bank accounts opened by Party A in the system of Qilu Bank.
Article 8: Change or termination of the contract
(1)	After the effective date of the contract, any party shall not change or terminate the contract separately.
(2)
If the loan expires, and owing to the change of objective circumstances, Party A cannot pay off the loan through efforts, it can apply for extending from Party B; Party A shall propose the written application to Party B within 10 days before the loan expires, and submit the written guarantee for agreeing the extending period of the guarantor and/or pledgor; after Party B approves and handles the guarantee procedures for extending the loan, the two parties shall handle the extending procedures; the contract interest rate during the extending period shall comply with the relevant regulations.

(3)
If Party A transfers the rights and obligations under this contract to the third party, it shall get the written permission of Party B and guarantor; and the transfer will take effect after the transferee unit signs the loan contract with Party B and handles the guarantee procedures.

(4)	When there are changes of merger, dividing, contracting and shareholding reform for one party, the main body after change will enjoy the rights and assume the obligations of this contract.
Article 9: Loan guarantee
To guarantee paying off the loans under this contract, Party A/the third person shall provide the guarantee according to item 1 below to Party B:
(1)	Guarantee (see detail in 2009 J.B.W.E.F.J.B.Z. No. 010 Legal Person’s Loan Contract of Qilu Bank)
(2)	Mortgage (see detail in No. ________ _________________of Qilu Bank)
(3)	Pledge (see detail in No. _________ _____________of Qilu Bank)
(4)	Others:

Before handling the above agreed guarantee procedures, Party B has right to refuse issuing the loan to Party A without conditions.
Article 10: If Party A needs to change its system or operation modes like contract, lease, merger & acquisition, joint venture, dividing, joint operation, shareholding reform, it shall notify Party B in advance of 30 days in the written form. After the written approval of disposal method of contract bond of Party B, Party A can execute the above behaviors.
Article 11: Guarantee of Party A
(1)	Before paying off the loan principal and interest of Party B, it doesn’t mortgage/pledge to the third party with the assets formed by Party B’s loan.
(2)	Before paying off the loan principal and interest of Party B, it shall not provide the overburdening guarantee to others.
Article 12: Major rights and obligations of Party A and Party B
(1)	Rights and obligations of Party A:
1.	Party A has right to require Party B to issue the loan according to the contract;
2.	Party A shall return the entire loan principal and interest within the greed period of contract;
3.	Party A shall use the loan according to the agreed purpose, and it shall not use for other purpose without the written permission of Party B;
4.	Party B shall provide the relevant plans, statistics and financial statement according to the requirements of Party B;
5.	Party A seriously looked up and knew the responding clauses of the guarantee contract, and agreed to accept the restriction and assume the relevant responsibility.
(2)	Rights and obligations of Party B:
1.	Party B has right to receive and withhold the loan principal and interest according to the contract;
2.	Party B has right to examine the using situation of loan;
3.	Party B has right to supervise the assets of Party A and its operation status;
4.
If one of the following situations occurred to the mortgage, pledge, warrant or other guarantees provided by Party A/ the third person, Party B has right to require Party A eliminating the relevant bad effect, and/or require Party A increasing and changing the guarantee conditions:

(1)	The guarantor violates the warrant contract or loses the ability to assume and guarantee the responsibility;
(2)	The mortgagor violates the mortgage contract or the mortgaged property is derogated or damaged;
(3)	The pledgor violates the pledge contract or the mortgaged property is derogated or damaged;
(4)	There are other situations that affect its guarantee ability.
5.	Party B shall promptly issue the loans according to the period regulated in the contract.
Article 13: Responsibility for breach of contract
(1)
Party B violates the contract agreement to use the misappropriation or diversion of loan, Party B has right to calculate the interest for the misappropriation or diversion of loan with floating upward 100% for the interest rate agreed in the contract during this period.

(2)
The loan that Party A doesn’t play off on schedule is regarded as the overdue loan, Party B has right to calculate the interest for the overdue part with floating upward 50% for the interest rate agreed in the contract during this period.

(3)
The interest that Party B cannot pay in time for Party A shall be calculated the compound interest quarterly (short-term loan shall be calculated monthly) by floating upward of 50% agreed in the contract; the interest that cannot be paid in time during the period of misappropriation or diversion of loan shall be calculated the compound interest quarterly (short-term loan shall be calculated monthly) by floating upward 100% agreed in the contract; if it is the same loan, covering both overdue and misappropriation or diversion features, it shall handle with one aspect of more serious effect.

(4)	It shall execute by the adjusted regulations if there is policy adjustment in people’s court for penalty interest rate.
(5)
If one of the following situations occurred, Party B has right to stop issuing the unpaid loan, taking back the issued loan principal and interest in advance and realizing the guarantee right in advance; it has right to require Party A to assume 5% of loan as the liquidated damages; it also has right to directly withhold the loan principal, interest, liquidated damages, damages and other payable items from any bank accounts opened by Party A in the system of Qilu Bank; it has right to terminate the contract.

1.	Party A doesn’t comply with the contract to use the loan;
2.	Party A doesn’t comply with the contract to pay the interest;
3.	Party A provides false plans, statistics and financial statements to Party B;
4.
For the loan contract with the third party guarantee or (and) mortgage (pledge), the guarantor violates the guarantee contract or loses the ability to assume the responsibility; the mortgagor (pledgor) violates the mortgage (pledge) contract or the mortgaged (pledged) property is sealed up, detained or damaged; or there are losses to other guarantee rights and the guarantee right is restricted;

5.	Party A is involved or will be involved in important lawsuit or arbitration procedure and other legal disputes;
6.	Party A acts to affect the debt paying ability or lacks of sincerity for debt paying;
7.	The guarantor is dismissed;
8.	The guarantor violates any of the agreed obligations in the contract or it leads to other violation behaviors;
9.	After the mortgage registration takes effect, there are disputes on application or the easement is restricted or may be restricted.

(6)	Party B complies with the law or the contract to realize the principal creditor's right and/or guarantee right, the obtained items shall be paid off according to the following order:
1.	Charges for realizing the guarantee right;
2.	Charges for realizing the principal creditor's right;
3.	Principal creditor's right, penalty interest and compound interest;
4.	Other payable items like liquidated damages and damages.
Article 14: Assumed charges
The charges like lawyer’s charges, announcement charges, delivery charges, registration charges, inquiry charges, insurance charges and drawing charges used to perform the contract, handle the guarantee procedures, realize Party B’s creditor's rights and/or guarantee right shall be assumed by Party B.
Article 15: Disputes solution
The disputes relevant to this contract shall be solved through negotiation; if it fails to be solved in this way, it shall lodge the lawsuit for the people’s court at Party B’s location; the two parties shall perform the other clauses with no relation with the disputes during the lawsuit period.
Article 16: Other agreed matters
(1)	This contract is signed for No. 2009 J.B.W.E.F.J.Z. No. 010 Legal Person’s Loan Contract of Qilu Bank, and it is the specified part of this contract.
(2)
(3)
Article 17: The contract will take effect after meeting the following conditions:
(1)	It is sealed or made the special seal for contract by Party A;
(2)	It is sealed or made the special seal for contract by the principal or authorized agent of Party B.
Article 18: The contract has copies, with Party A and Party B holding .

Party A (seal): Shandong Yaoyuan Pharmaceutical Company
Party B (seal): Jinan City Jingbawei Second
Legal representative (principal) or authorized agent (seal): Song Yanliang	Branch of Qilu Bank Co., Ltd.
Legal representative (principal) or authorized agent (seal): Liu Wei
Operator (signature):

Date: Dec. 23, 2009